PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 6, 1997)

                                  $400,000,000

                                 CONAGRA, INC.

                            7% SENIOR NOTES DUE 2028

                               ------------------

    Interest on the Senior Notes (the "Notes") is payable semiannually on October 1 and April 1 of each year, commencing April 1, 1999. The Notes are redeemable prior to maturity by the Company as a whole or in part, at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date at the Treasury Rate (as defined herein) plus 25 basis points, plus in each case, accrued interest thereon to the date of redemption. See "Description of the Notes." The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (the "Depositary"). Beneficial interests in the Notes will be shown on, and transfers of the Notes will be effected only through, records maintained by the Depositary and its participants. Except as described in this Prospectus Supplement, Notes in certificated form will not be issued in exchange for the global securities.

                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                            PER NOTE       TOTAL
                                                           ----------   ------------
Public Offering Price....................................   99.964%     $399,856,000
Underwriters' Discount...................................    .875%      $  3,500,000
Proceeds, before expenses, to ConAgra....................   99.089%     $396,356,000

                            ------------------------

MERRILL LYNCH & CO.
      CHASE SECURITIES INC.
            GOLDMAN, SACHS & CO.
                  J.P. MORGAN & CO.
                        SALOMON SMITH BARNEY
                              WARBURG DILLON READ LLC
                                    FIRST CHICAGO CAPITAL MARKETS, INC.

                            ------------------------

           The date of this Prospectus Supplement is October 1, 1998

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                             PROSPECTUS SUPPLEMENT
Description of the Notes..................................................   S-3
Underwriting..............................................................   S-5
Legal Matters.............................................................   S-6

                                   PROSPECTUS
Available Information.....................................................     2
Incorporation of Certain Information By Reference.........................     2
Certain Forward Looking Statements........................................     3
The Company...............................................................     3
Use of Proceeds...........................................................     4
Ratio of Earnings to Fixed Charges........................................     4
Description of Debt Securities............................................     5
Plan of Distribution......................................................    11
Experts...................................................................    13
Legal Matters.............................................................    13

                            ------------------------

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securties in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference is accurate as of the date on the front cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.

                            DESCRIPTION OF THE NOTES

    The following description of the particular terms of the Notes offered hereby (referred to in the Prospectus as the "Offered Debt Securities") supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the Prospectus, to which description reference is hereby made. The following summary of the Notes is qualified in its entirety by reference to the Indenture referred to in the Prospectus.

GENERAL

    The Notes will be limited to $400,000,000 in aggregate principal amount. The Notes will constitute part of the senior debt of the Company and will rank pari passu with all other unsecured and unsubordinated debt of the Company. The Notes will bear interest from October 7, 1998, or from the most recent date to which interest has been paid or provided for, at the annual rate set forth on the cover page of this Prospectus Supplement, and will mature on October 1, 2028. Interest will be payable semiannually on April 1 and October 1, commencing April 1, 1999, to the persons in whose names the Notes are registered at the close of business on the preceding March 15 or September 15. All payments of interest and principal will be payable in U.S. Dollars.

    The Notes will be issued in fully registered form only, in denominations of $1,000 and multiples of $1,000. Principal and interest will be payable at the agency maintained by the Company in the City of New York, which on the date hereof is at the office of The Chase Manhattan Bank, One New York Plaza, New York, New York 10081.

    The Indenture permits the defeasance of the Notes upon the satisfaction of the conditions described under "Description of Debt Securities -- Defeasance and Discharge" in the Prospectus. The Notes are subject to these defeasance provisions.

REDEMPTION AT THE OPTION OF THE COMPANY

    The Notes are redeemable at the option of the Company, in whole at any time or in part from time to time, (each a "Redemption Date") at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) the sum, as determined by the Independent Investment Banker, of the present values of the principal amount and the remaining scheduled payments of interest on the Notes to be redeemed, (exclusive of interest accrued to such Redemption Date), discounted from the scheduled payment dates to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points plus in each case, accrued but unpaid interest thereon to the Redemption Date. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on an interest payment date falling on or prior to the relevant Redemption Date will be payable to the holders of such Notes registered as such at the close of business on the relevant record date according to their terms and the provisions of the Indenture.

    Notice of any redemption must be given at least 30 days but not more than 60 days before the Redemption Date to each holder of Notes to be redeemed. If money sufficient to pay the redemption price of and accrued interest on the Notes (or portion thereof), to be redeemed on the Redemption Date is deposited on or before the Redemption Date and certain other conditions are satisfied, then on and after such date, interest will cease to accrue on the Notes called for redemption.

    "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

    "COMPARABLE TREASURY PRICE" means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

    "INDEPENDENT INVESTMENT BANKER" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

    "REFERENCE TREASURY DEALER" means each of Merrill Lynch Government Securities Inc., Chase Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Salomon Smith Barney Inc., Warburg Dillon Read LLC and First Chicago Capital Markets, Inc. together with their affiliates and their respective successors and any other primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") selected by the Company in addition to, or in substitution for, any of such firms; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

    "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. New York City time, on the third business day preceding such Redemption Date.

    "TREASURY RATE" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding such Redemption Date using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

BOOK-ENTRY, DELIVERY AND FORM

    The Notes will be issued in the form of one or more fully Registered Global Securities which will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary's nominee. Payments of principal of and interest on the Notes will be made to the Depositary in immediately available funds.

    The Depositary has advised as follows: It is a limited-purpose trust company which was created to hold securities for its participating organizations (the "Participants") and to facilitate the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers (including the Underwriters), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant. Persons who are not Participants may beneficially own securities held by the Depositary only through Participants.

    The Depositary has also advised that certain provisions that are set forth in the accompanying Prospectus will apply to the Registered Global Securities. See "Registered Global Securities" in the accompanying Prospectus.

    The laws of some states require that certain persons take physical delivery of securities which they own. Consequently, the ability to transfer beneficial interest in the Registered Global Securities is limited to the extent this requirement may prevent certain potential purchasers of such beneficial interests from purchasing them.

    Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes are registered as the owners of such Notes for the purpose of receiving payment of principal and interest on the Notes and for all other purposes whatsoever. Therefore, neither the Company, the Trustee nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the Notes to owners of beneficial interests in the Notes.

                                  UNDERWRITING

    Under the terms and subject to the conditions contained in an underwriting agreement dated the date hereof (the "Underwriting Agreement") among the Company and each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Salomon Smith Barney Inc., Warburg Dillon Read LLC and First Chicago Capital Markets, Inc. (collectively, the "Underwriters"), the Underwriters have severally agreed to purchase, and the Company has agreed to sell to them, severally, the respective principal amounts of Notes set forth opposite their respective names below:

            UNDERWRITER                                             PRINCIPAL
            -----------                                               AMOUNT
                                                                   ------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated.........................................  $190,000,000
Chase Securities Inc.............................................    38,000,000
Goldman, Sachs & Co..............................................    38,000,000
J.P. Morgan Securities Inc.......................................    38,000,000
Salomon Smith Barney Inc.........................................    38,000,000
Warburg Dillon Read LLC..........................................    38,000,000
First Chicago Capital Markets, Inc...............................    20,000,000
                                                                   ------------
 Total...........................................................  $400,000,000
                                                                   ------------
                                                                   ------------

    Subject to the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the Notes, if any are taken.

    The Underwriters propose initially to offer the Notes directly to the public at the public offering price set forth on the cover page hereof and to certain dealers at such price less a concession not in excess of .5% of the principal amount. The Underwriters may allow, and such dealers may reallow, a discount not in excess of .25% of the principal amount to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

    The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    The Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes. If the Underwriters create a short position in the Notes in connection with the offering, i.e., if they sell Notes in an aggregate principal amount exceeding that set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Notes in the open market.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

    Neither the Company nor the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Chase Securities Inc. is an affiliate of The Chase Manhattan Bank. The Chase Manhattan Bank is the Trustee under the Indenture and is also trustee under a prior indenture between ConAgra and The Chase Manhattan Bank. The Chase Manhattan Bank is one of a number of banks with which ConAgra and its subsidiaries maintain ordinary banking relationships and with which ConAgra and its subsidiaries maintain credit facilities.

    The Company estimates that it will spend approximately $196,000 for printing, rating agencies, trustee and legal fees and other expenses related to this offering.

    The Company does not intend to apply for listing of the Notes on a national securities exchange. The Notes are a new issue of securities with no established trading market. The Underwriters have informed the Company that they intend to make a market in the Notes, but are under no obligation to do so and such market may be terminated at any time. Therefore, no assurance can be given as to the existence of a trading market in the Notes in the future.

                                 LEGAL MATTERS

    The validity of the Notes have been passed upon for the Company by McGrath, North, Mullin & Kratz, P.C., Omaha, Nebraska 68102.

    Certain legal matters relating to the Notes have been passed upon for the Underwriters by Davis Polk & Wardwell, New York, New York 10017.

PROSPECTUS
                                 $1,000,000,000

                                 CONAGRA, INC.

                                DEBT SECURITIES

                               ------------------

    ConAgra, Inc. ("ConAgra") from time to time may offer its debt securities (the "Debt Securities"), at an aggregate initial offering price not to exceed the equivalent of $1,000,000,000, in separate series in amounts and prices and on terms to be determined at the time of sale by market conditions. The Debt Securities may be denominated in U.S. dollars or in any other currency, including composite currencies such as the European Currency Unit, as may be designated by ConAgra (the "Specified Currency"). Debt Securities may be sold for U.S. dollars or any other currency, including composite currencies and the principal of and any interest on Debt Securities may likewise be payable in U.S. dollars, or in any other currency, including composite currencies, in each case, as ConAgra specifically designates.

    The specific designation, aggregate principal amount, authorized denominations, maturity, interest rate (which may be fixed or variable) or the manner of calculation of the interest rate and time of payment of interest, if any, terms for any extension or mandatory or optional redemption (including any sinking fund) or any repayment option, the initial public offering price or purchase price and other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered (the "Offered Debt Securities"), are set forth in the accompanying prospectus supplement (the "Prospectus Supplement") or in a pricing supplement (the "Pricing Supplement") to such Prospectus Supplement. The Prospectus Supplement also contains information about any listing of the Offered Debt Securities on a securities exchange and the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of the Offered Debt Securities.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED
      UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF DEBT SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                            ------------------------

                  The date of this Prospectus is June 6, 1997

    CERTAIN PERSONS PARTICIPATING IN AN OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE DEBT SECURITIES. SPECIFICALLY, ANY UNDERWRITERS FOR SUCH OFFERING MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE THE DEBT SECURITIES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

    No dealer, salesman or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus or any Prospectus Supplement, and, if given or made, such information or representation must not be relied upon as having been authorized by ConAgra or by any underwriter, agent or dealer. This Prospectus and any Prospectus Supplement shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus and any Prospectus Supplement nor any sale made thereunder shall, under any circumstances, create any implication that the information therein is correct as of any time subsequent to the date thereof.
                            ------------------------

                             AVAILABLE INFORMATION

    ConAgra is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The registration statement of which this Prospectus forms a part, as well as reports, proxy statements and other information filed by ConAgra, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 500 West Madison Street, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Reports and other information herein and therein concerning ConAgra can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

    ConAgra has filed with the Commission registration statements on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statements") under the Securities Act of 1933 with respect to the Debt Securities being offered pursuant to this Prospectus. This Prospectus does not contain all information set forth in the Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statements may be inspected and copied at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statements or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents, which have been filed with the Commission, are hereby incorporated by reference:

    1. Annual Report on Form 10-K of ConAgra for the fiscal year ended May 26, 1996; and

    2. Quarterly Reports on Form 10-Q of ConAgra for the quarters ended August 25, 1996, November 24, 1996 and February 23, 1997; and

    3.  Current Report on Form 8-K of ConAgra dated August 26, 1996.

    All documents filed by ConAgra after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering of the Debt Securities offered hereby, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements as modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    ConAgra will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (other than certain exhibits to such documents). Requests for such documents may be made by writing ConAgra, Inc., One ConAgra Drive, Omaha, Nebraska 68102-5001 (Attention: Investor Relations Department) or by calling (402) 595-4157.

                       CERTAIN FORWARD LOOKING STATEMENTS

    The Prospectus contains certain forward-looking statements, including such statements in the documents incorporated herein by reference. The statements reflect management's current views and estimates of future economic circumstances, industry conditions, Company performance and financial results. The statements are based on many assumptions and factors including availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies, access to capital and actions of governments. Any changes in such assumptions or factors could produce significantly different results.

                                  THE COMPANY

    ConAgra is a diversified international food company operating across the food chain in three industry segments: Food Inputs & Ingredients, Refrigerated Foods, and Grocery/Diversified Products.

    In the Food Inputs & Ingredients segment, ConAgra's major crop inputs business distributes crop protection chemicals and fertilizers at wholesale and retail levels. ConAgra's joint ventures with DuPont develop products for agricultural and industrial markets. ConAgra also operates more than 100 specialty retailing farm stores. In the ingredients sector, ConAgra primarily processes, distributes and trades ingredients for food products and meat and poultry production. ConAgra's grain processing businesses include flour, oat and dry corn milling, tortilla manufacturing, barley malting, specialty food ingredient manufacturing and marketing and feed ingredient merchandising. ConAgra internationally trades grain, dry edible beans and peas, fertilizer and other commodities. ConAgra's trading and processing businesses also include a private label consumer products business and a pet products business. ConAgra has Inputs & Ingredients operations in Canada, Australia, Europe, Asia and Latin America, as well as in the U.S.

    In the Refrigerated Foods segment, ConAgra produces and markets branded processed meats and deli meats, fresh meat, poultry products, and cheese products for retail and foodservice markets. ConAgra processed meat products include hot dogs, bacon, ham, sausages, cold cuts, turkey products and kosher products. ConAgra fresh meat products include beef, pork and lamb. ConAgra's poultry businesses include chicken and turkey products. ConAgra's cheese business includes cheese products and dessert toppings. Refrigerated Foods brands include Armour, Butterball, Cook's, County Line, Country Pride, Decker, Eckrich, Healthy Choice, Hebrew National and Swift Premium. ConAgra owns Australia Meat Holdings Pty Ltd., a major Australian beef processor and exporter.

    The Grocery/Diversified Products segment includes two major business groups. ConAgra Grocery Products Cos. branded consumer food businesses produce shelf-stable and frozen foods for retail and foodservice markets. Products include tomato products, cooking oils, popcorn, soup, puddings, canned beans, cocoa mixes, peanut butter, ethnic products, dinners, entrees and fried chicken. ConAgra's Diversified Products Cos. include a major potato products business and a seafood business. These businesses serve foodservice and retail markets. Grocery/Diversified Products brands include Act II, Banquet, Healthy Choice, Hunt's, La Choy, Marie Callender's, Orville Redenbacher's, Peter Pan, Snack Pack, Swiss Miss, Van Camp's and Wesson.

    Acquisitions have contributed substantially to ConAgra's sales and earnings growth, both in the years of acquisition and in subsequent years. Major acquisitions have included United Agri Products, Banquet Foods, Country Pride Foods, Peavey Company, Monfort of Colorado, the Morton, Chun King and Patio frozen foods businesses, SIPCO (formerly Swift Independent Packing Company), the assets of Armour Food Company, Pillsbury's grain merchandising business, eight U.S. flour mills acquired from International Multifoods, Beatrice Company, the assets of Elders' malt and wool business in Australia, Golden Valley Microwave Foods, Universal Frozen Foods, MC Retail Foods, Van Camp's canned bean and Wolf Brand chili businesses, Canada Malting Company and Gilray Foods. ConAgra anticipates that it will continue to grow internally and through acquisitions.

    ConAgra is a Delaware corporation with executive offices located at One ConAgra Drive, Omaha, Nebraska 68102-5001, telephone (402) 595-4000.

                                USE OF PROCEEDS

    ConAgra intends to add the net proceeds from the sale of Debt Securities to its general funds, to be used for general corporate purposes, including working capital, capital expenditures, the repayment of commercial paper, repayment of loans under bank credit agreements and repayment of other short and intermediate term borrowings. Prior to such application, such net proceeds may be invested in short or intermediate term securities. Except as may be indicated in the Prospectus Supplement, no specific determination as to the use of the proceeds of the Debt Securities in respect to which this Prospectus is being delivered has been made. The Company anticipates that it will raise additional funds from time to time through equity or debt financing, including borrowings under its revolving credit agreements, to finance its businesses worldwide.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges for the periods indicated.

                                                                                                  FISCAL YEARS
                                                                 NINE MONTHS ENDED    -------------------------------------
                                                                 FEBRUARY 23, 1997       1996         1995         1994
                                                               ---------------------     -----        -----        -----
Ratio of Earnings to Fixed Charges                                         3.4               1.9          3.2          3.0


                                                                  1993         1992
                                                                  -----        -----
Ratio of Earnings to Fixed Charges                                    2.8          2.4

    In ConAgra's fiscal year ended May 26, 1996, pre-tax income includes non-recurring charges of $507,800,000. Excluding these charges, the ratio of earnings to fixed charges for 1996 was 3.1.

    For purposes of computing the above ratio of earnings to fixed charges, earnings consist of income before taxes and fixed charges. Fixed charges, for the purpose of computing earnings, are adjusted to exclude interest capitalized. Fixed charges include interest on both long- and short-term debt (whether the interest is expensed or capitalized and including interest charged to cost-of-goods sold) and a portion of non-cancelable rental expense representative of the interest factor. The ratio is computed using the amounts for ConAgra as a whole, including its majority-owned subsidiaries, whether or not consolidated, and its proportionate share of any 50%-owned subsidiaries, whether or not ConAgra guarantees obligations of the subsidiaries.

                         DESCRIPTION OF DEBT SECURITIES

    The Debt Securities are to be issued under an indenture (the "Indenture"), dated as of October 8, 1990, between ConAgra and The Chase Manhattan Bank as trustee (the "Trustee"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following is a summary of certain provisions of the Indenture and does not purport to be complete. Reference is made to the Indenture for a complete statement of such provisions. Certain capitalized terms used below are defined in the Indenture and have the meanings given them in the Indenture. Section references are to the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

    The Indenture does not limit the amount of additional indebtedness ConAgra may incur or issue thereunder.

    The Prospectus Supplement will contain any further information with respect to the senior and subordinated debt outstanding as of the date of the Prospectus Supplement.

GENERAL

    The Indenture does not limit the amount of debentures, notes or other evidences of indebtedness which may be issued thereunder. The Indenture provides that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European Currency Units ("ECUs"). Special United States federal income tax considerations applicable to any Debt Securities so denominated will be described in the relevant Prospectus Supplement. The Debt Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated obligations of ConAgra.

    Reference is made to the Prospectus Supplement for the following terms of the Offered Debt Securities (to the extent such terms are applicable to such Debt Securities): (i) designation, aggregate principal amount, purchase price and denomination; (ii) currency or currency units based on or relating to currencies in which such Debt Securities are denominated and/or in which principal (and premium, if any) and/or any interest will or may be payable;
(iii) the date of maturity; (iv) interest rate or rates (or method by which such rate will be determined), if any; (v) the dates on which any such interest will be payable; (vi) the place or places where the principal of and interest, if any, on the Offered Debt Securities will be payable; (vii) any redemption or sinking fund provisions; (viii) whether the Offered Debt Securities will be issuable in registered form or bearer form and, if Offered Debt Securities in bearer form are issuable, restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Offered Debt Securities in bearer form; (ix) whether and under what circumstances ConAgra will pay additional amounts on Offered Debt Securities held by a person which is not a U.S. person (as defined in the Prospectus Supplement) in respect of any tax, assessment or governmental charge withheld or deducted, and if so, whether ConAgra will have the option to redeem such Debt Securities rather than pay such additional amounts; and (x) any other specific terms of the Offered Debt Securities, including any additional events of default or covenants provided for with respect to Offered Debt Securities, and any terms which may be required by or advisable under United States laws or regulations.

    Debt Securities may be presented for exchange, and registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Indenture. Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

    Debt Securities will bear interest at a fixed rate (a "Fixed Rate Security") or a floating rate (a "Floating Rate Security"). Debt Securities bearing no interest or interest at a rate which, at the time of issuance, is below the prevailing market rate, will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant Prospectus Supplement.

    Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factor. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

    The Indenture contains no covenants or other specific provisions to afford protection to holders of the Debt Securities in the event of a highly leveraged transaction or a change in control of ConAgra, except to the limited extent described under "Limitations on Liens", "Limitation on Sale and Lease-Back Transactions" and "Consolidation, Merger, Conveyance or Transfer" below. Such covenants or provisions are not subject to waiver by ConAgra's Board of Directors without the consent of the holders of not less than a majority in principal amount of Debt Securities of each series as described under "Modification of Indenture" below.

REGISTERED GLOBAL SECURITIES

    The registered Debt Securities of a series may be issued in the form of one or more fully registered global Debt Securities (a "Registered Global Security") that will be deposited with a depositary (the "Depositary"), or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series. In such cases, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

    The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. ConAgra anticipates that the following provisions will apply to all depositary arrangements.

    Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of persons that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by any underwriters or agents participating in the distribution of such Debt Securities or by ConAgra if such Debt Securities are offered and sold directly by ConAgra. Ownership of beneficial interest in a Registered Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.

    So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

    Principal, premium, if any, and interest payments on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of ConAgra, the Trustee or any paying agent for such Debt Securities will have any responsibility or liability for any aspect of the records to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    ConAgra expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. ConAgra also expects that payments by participants to owners of beneficial interest in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form registered in "street names," and will be the responsibility of such participants.

    If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by ConAgra within ninety days or an Event of Default has occurred and is continuing with respect to such Debt Securities, ConAgra will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, ConAgra may at any time and in its sole discretion determine not to have the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for the Registered Global Securities or Securities representing such Debt Securities.

    Further, if ConAgra so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Registered Global Securities representing such Debt Securities may, on terms acceptable to ConAgra and the Depositary for such Registered Global Securities, receive such Debt Securities in definitive form. In any such instance, an owner of a beneficial interest in such a Registered Global Securities will be entitled to have Debt Securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Debt Securities in definitive form. Debt Securities so issued in definitive form will, except as set forth in the applicable Prospectus Supplement, be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof and will be issued in registered form only without coupons.

CERTAIN COVENANTS OF CONAGRA

    The following restrictions apply to the Offered Debt Securities unless the Prospectus Supplement provides otherwise.

    LIMITATIONS ON LIENS

    The Indenture states that, unless the terms of any series of Debt Securities provide otherwise, ConAgra will not and will not permit any Consolidated Subsidiary to issue, assume or guarantee any indebtedness for money borrowed ("Indebtedness") secured by a mortgage, pledge security interest or other lien (a "Lien") upon or with respect to any Principal Property or on the capital stock of any Consolidated Subsidiary that owns Principal Property unless (a) ConAgra makes effective provision whereby the Offered Debt Securities shall be secured by such Lien equally and ratably with any and all other obligations and indebtedness thereby secured, or (b) the aggregate amount of all such Indebtedness of ConAgra and its Consolidated Subsidiaries, together with all Attributable Debt (as defined in the Indenture) in respect of Sale and Lease-Back Transactions existing at such time (with the exception of transactions which are not subject to the limitation described in "Limitation on Sale and Lease-Back Transactions" below), would not exceed 10% of the Net Tangible Assets (as defined in the Indenture) of ConAgra and the Consolidated Subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of ConAgra.

    Such limitation will not apply to (a) any Lien existing on any Principal Property at the date of the Indenture, (b) any Lien created by a Consolidated Subsidiary in favor of ConAgra or any wholly-owned Consolidated Subsidiary, (c) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary or at the time such corporation is merged or consolidated with or into ConAgra or a Consolidated Subsidiary, (d) any lien on any asset existing at the time of acquisition thereof, (e) any lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or improving such asset, if such Lien attaches to such asset concurrently with or within 180 days after the acquisition or improvement thereof, (f) any Lien incurred in connection with pollution control, industrial revenue or any similar financing or (g) any refinancing, extension, renewal or replacement of any of the Liens described in this paragraph if the principal amount of the Indebtedness secured thereby is not increased and is not secured by any additional assets.

    The Indenture defines the term "Principal Property" to mean, as of any date, any building structure or other facility together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing or production, in each case located in the United States, and owned or leased or to be owned or leased by ConAgra or any Consolidated Subsidiary, and in each case the net book value of which as of such date exceeds 2% of the Net Tangible Assets (as defined in the Indenture) of ConAgra and the Consolidated Subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of ConAgra, other than any such land, building, structure or other facility or portion thereof which, in the opinion of the Board of Directors of ConAgra, is not of material importance to the business conducted by ConAgra and its Consolidated Subsidiaries, considered as one enterprise.

    The Indenture defines the term "Consolidated Subsidiary" to mean a subsidiary of ConAgra the accounts of which are consolidated with those of ConAgra in accordance with generally accepted accounting principles. (Section 3.6)

    LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS

    The Indenture states that, unless the terms of any series of Debt Securities provide otherwise, neither ConAgra nor any Consolidated Subsidiary may enter into any arrangement with any person (other than ConAgra) providing for the leasing by ConAgra or a Consolidated Subsidiary of any Principal Property (except for temporary leases for a term of not more than three years), which property has been or is to be sold or transferred by ConAgra or a Consolidated Subsidiary to such person (herein referred as a "Sale and Lease-Back Transaction"). (Sections 3.6 and 3.7)

    Such limitation will not apply to any Sale and Lease-Back Transaction if (a) the net proceeds to ConAgra or such Consolidated Subsidiary from the sale or transfer equal or exceed the fair value (as determined by the Board of Directors of ConAgra) of the property so leased, (b) ConAgra or such Consolidated Subsidiary would be entitled to incur indebtedness secured by a Lien on the property to be leased as described in "Limitation on Liens" above or (c) ConAgra, within 90 days of the effective date of any such Sale and Lease-Back Transaction, applies an amount equal to the fair value (as determined by the Board of Directors of ConAgra) of the property so leased to the retirement of Funded Indebtedness of ConAgra. (Section 3.7)

EVENTS OF DEFAULT

    An Event of Default will occur under the Indenture with respect to Debt Securities of any series if (a) ConAgra shall fail to pay when due any installment of interest on any of the Debt Securities of such series and such default shall continue for 30 days, (b) ConAgra shall fail to pay when due all or any part of the principal of (and premium, if any, on) any of the Debt Securities of such series (whether at maturity, upon redemption, upon acceleration or otherwise), (c) ConAgra shall fail to perform or observe any other term, covenant or agreement contained in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than such series) for a period of 90 days after written notice thereof, as provided in the Indenture, (d) certain events of bankruptcy, insolvency or reorganization shall have occurred or (e) ConAgra has not complied with any other covenant the noncompliance with which would specifically constitute an Event of Default with respect to Debt Securities of such series. (Section 5.1)

    The Indenture provides that (a) if an Event of Default due to the default in payment of principal of, or interest on, any series of Debt Securities or due to the default in the performance or breach of any other covenant or warranty of ConAgra applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities shall have occurred and be continuing, either the Trustee or the holders of 25% in principal amount of the Debt Securities of such series may then declare the principal of all Debt Securities of such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding Debt Securities or due to certain events of bankruptcy, insolvency and reorganization of ConAgra, shall have occurred and be continuing, either the Trustee or the holders of 25% in principal amount of all Debt Securities then outstanding (treated as one class) may declare the principal of all Debt Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on the Debt Securities) by the holders of a majority in principal amount of the Debt Securities of such series (or all series, as the case may be) then outstanding. (Sections 5.1 and 5.10)

    The holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that such direction shall not be in conflict with any rule of law or the Indenture. (Section 5.9) Before proceeding to exercise any right of power under the Indenture at the direction of such holders, the Trustee shall be entitled to receive from such holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with any such direction. (Section 5.6)

    ConAgra will be required to furnish to the Trustee annually a statement of certain officers of ConAgra to the effect that, to the best of their knowledge, ConAgra is not in default of the performance of the terms of the Indenture or, if they have knowledge that ConAgra is in default, specifying such default. (Section 3.5)

    The Indenture provides that no holder of Debt Securities issued under the Indenture may institute any action against ConAgra under the Indenture (except actions for payment of overdue principal or interest) unless (a) the holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of such affected series issued under the Indenture and then outstanding shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, (b) the Trustee shall not have instituted such action within 60 days of such request, and (c) the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of such affected series issued under the Indenture and then outstanding. (Sections 5.6 and 5.9)

    The Indenture requires the Trustee to give to all holders of outstanding Debt Securities of any series notice of any default by ConAgra with respect to that series, unless such default shall have been cured or waived; however, except in the case of a default in the payment of principal of (and premium, if any) or interest on any outstanding Debt Securities of that series or in the payment of any sinking fund installment, the Trustee is entitled to withhold such notice in the event that the board of directors, the executive committee or a trust committee of directors or certain officers of the Trustee in good faith determines that withholding such notice is in the interest of the holders of the outstanding Debt Securities of that series. (Section 5.11)

DEFEASANCE AND DISCHARGE

    The following defeasance provision will apply to the Offered Debt Securities unless the Prospectus Supplement provides otherwise.

    The Indenture provides that, unless the terms of any series of Debt Securities provide otherwise, ConAgra will be discharged from obligations in respect of the Indenture and the outstanding Debt Securities of such series (including its obligation to comply with the provisions referred to under "Certain Covenants of ConAgra", if applicable, but excluding certain other obligations, such as the obligation to pay principal of (and premium, if any) and interest on the Debt Securities of such series then outstanding and obligations to register the transfer or exchange of such outstanding Debt Securities and to replace stolen, lost or mutilated certificates), upon the irrevocable deposit, in trust, of cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations (as defined in the Indenture) which through the payment of interest and principal thereof in accordance with their terms will provide cash in an amount sufficient to pay any installment of principal of (and premium, if any) and interest on and mandatory sinking fund payments in respect of such outstanding Debt Securities on the stated maturity of such payments in accordance with the terms of the Indenture and such outstanding Debt Securities provided that ConAgra has received an opinion of counsel or officers' certificate to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders of the outstanding Debt Securities of such series and that certain other conditions are met. (Section 10.1)

MODIFICATION OF THE INDENTURE

    The Indenture provides that ConAgra and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to: (a) secure any Debt Securities, (b) evidence the assumption by a successor corporation of the obligations of ConAgra, (c) add covenants for the protection of the holders of Debt Securities, (d) cure any ambiguity or correct any inconsistency in the Indenture, (e) establish the form or terms of Debt Securities of any series, and (f) evidence the acceptance of appointment by a successor trustee. (Section 8.1)

    The Indenture also contains provisions permitting ConAgra and the Trustee, with the consent of the holders of not less than a majority in principal amount of Debt Securities of all series then outstanding and affected, to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected, provided that ConAgra and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the stated maturity of the principal of any Debt Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount) or interest thereon is payable or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or alter certain provisions of the Indenture relating to Debt Securities not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Debt Security when due or (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series the consent of the holders of which is required for any such modification. (Section 8.2)

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

    ConAgra may, without the consent of the Trustee or the holders of Debt Securities, consolidate or merge with, or convey, transfer or lease its properties and assets substantially as an entirety to any other corporation, provided that any successor corporation is a corporation organized under the laws of the United States of America or any state thereof and that such successor corporation expressly assumes all obligations of ConAgra under the Debt Securities and that certain other conditions are met, and, thereafter, except in the case of a lease, ConAgra shall be relieved of all obligations thereunder. (Article Nine)

APPLICABLE LAW

    The Debt Securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York. (Section 11.8)

CONCERNING THE TRUSTEE

    The Chase Manhattan Bank is the Trustee under the Indenture and is also the trustee under a prior indenture between ConAgra and The Chase Manhattan Bank. The Chase Manhattan Bank is one of a number of banks with which ConAgra and its subsidiaries maintain ordinary banking relationships and with which ConAgra and its subsidiaries maintain credit facilities.

                              PLAN OF DISTRIBUTION

    ConAgra may sell Offered Debt Securities (i) through agents, (ii) through underwriters, (iii) through dealers or (iv) directly to purchasers (through a specific bidding or auction process or otherwise).

    Offers to purchase Debt Securities may be solicited by agents designated by ConAgra from time to time. Any such agent involved in the offer or sale of the Offered Debt Securities will be named, and any commissions payable by ConAgra to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the "1933 Act"), of the Debt Securities so offered and sold. Agents may be entitled under agreements which may be entered into with ConAgra to indemnification by ConAgra against certain liabilities, including liabilities under the 1933 Act, and may be customers of, engaged in transactions with or perform services for ConAgra in the ordinary course of business.

    If an underwriter or underwriters are utilized in the sale of Offered Debt Securities, ConAgra will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of Offered Debt Securities. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by ConAgra against certain liabilities, including liabilities under the 1933 Act and such underwriters or their affiliates may be customers of, engage in transaction with or perform service for, ConAgra in the ordinary course of business. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Offered Debt Securities.

    If underwriters are used to sell Offered Debt Securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Offered Debt Securities. Specifically, the underwriters may overallot. In addition, the underwriters may bid for, and purchase, Offered Debt Securities in the open market to cover syndicate short positions created in connection with the offering or to stabilize the price of the Offered Debt Securities. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the Offered Debt Securities in the offering, if the syndicate repurchases previously distributed Offered Debt Securities in syndicate covering transactions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Offered Debt Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

    If a dealer is utilized in the sale of Offered Debt Securities, ConAgra will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled, under agreements which may be entered into with ConAgra, to indemnification by ConAgra against certain liabilities, including liabilities under the 1933 Act and such dealers or their affiliates may be customers of, extend credit to or engage in transactions with or perform services for ConAgra in the ordinary course of business. The name of the dealer and the terms of the transactions will be set forth in the Prospectus Supplement relating thereto.

    Offers to purchase Debt Securities may be solicited directly by ConAgra and sales thereof may be made by ConAgra directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the Prospectus Supplement relating thereto.

    Debt Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for ConAgra. Any remarketing firm will be identified and the terms of its agreement, if any, with ConAgra and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Debt Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with ConAgra to indemnification by ConAgra against certain liabilities, including liabilities under the 1933 Act, and may be customers of, engage in transactions with or perform services for ConAgra in the ordinary course of business.

    If so indicated in the Prospectus Supplement, ConAgra will authorize agents and underwriters to solicit offers by certain institutions to purchase Debt Securities from ConAgra at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Such Contracts will be subject to only those conditions set forth in the Prospectus Supplement. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Debt Securities pursuant to Contracts accepted by ConAgra.

                                    EXPERTS

    The financial statements and related financial statement schedules incorporated in this Prospectus by reference from ConAgra's annual report on Form 10-K for the year ended May 26, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference (which express an unqualified opinion and include an explanatory paragraph relating to the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of"), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

    Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and auditors' reports, which financial statements and schedules will have been audited to the extent and for the period set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                 LEGAL MATTERS

    The validity of the Debt Securities offered hereby have been passed upon for ConAgra by McGrath, North, Mullin & Kratz, P.C., Omaha, Nebraska 68102.

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                                  $400,000,000

                                      [LOGO]

                            7% SENIOR NOTES DUE 2028

                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------

                              MERRILL LYNCH & CO.
                             CHASE SECURITIES INC.
                              GOLDMAN, SACHS & CO.
                               J.P. MORGAN & CO.
                              SALOMON SMITH BARNEY
                            WARBURG DILLON READ LLC
                      FIRST CHICAGO CAPITAL MARKETS, INC.

                                OCTOBER 1, 1998

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